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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the inclusion in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-124638) and related Prospectus of Federal Services Acquisition Corporation of our report dated April 28, 2005 (with respect to Note G, June 21, 2005) on our audit of the April 27, 2005 financial statements.

/s/ Eisner LLP

New York, New York
August 11, 2005

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Consent of Independent Registered Public Accounting Firm